UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2017

Instructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37629	26-3505687
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6330 South 3000 East, Suite 700 Salt Lake City, UT	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

The information included under Item 2.01 of this Current Report on Form 8-K (the “Current Report”) is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 22, 2017, Instructure, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Praxis Merger Sub I, Inc., a wholly owned subsidiary of the Company (“Merger Sub I”), Praxis Merger Sub II, LLC, a wholly owned subsidiary of the Company (“Merger Sub II”), Practice XYZ, Inc. (“Practice XYZ”) and Entangled Ventures, LLC, as Stockholders’ Agent. Pursuant to the Merger Agreement, on November 22, 2017, Merger Sub I merged with and into Practice XYZ (“Merger I”) and then Practice XYZ merged with and into Merger Sub II (“Merger II” and together with Merger I, the “Mergers”), with Merger Sub II continuing as the surviving corporation and a wholly owned subsidiary of the Company.

Upon the closing of Merger I, all of the outstanding convertible debt and shares of capital stock of Practice XYZ were cancelled and the holders were entitled to receive (1) an aggregate of 503,985 shares of common stock of the Company (the “Stock Consideration”) and (2) $0.1 million in cash.  Of the Stock Consideration, an aggregate of 52,811 shares of common stock are being held in an escrow fund for the purposes of satisfying certain indemnification obligations of the equity holders of Practice XYZ during the six-month period following the closing or for certain working capital purchase price adjustments.

Also upon the closing of Merger I, each vested option to purchase shares of Practice XYZ was assumed by the Company and will be exercisable for, and represent the right to acquire, shares of common stock of the Company (the “Assumed Options”).  The aggregate number of shares issuable upon the exercise of the Assumed Options is 24,329.  The Company intends to file a Form S-8 Registration Statement with respect to the shares of common stock of the Company issuable upon exercise of the Assumed Options.

In addition, the holders of capital stock and options to purchase common stock may earn up to an aggregate of $10.0 million payable in cash in the event that the Company achieves certain targets with respect to purchases of Practice XYZ products during the each of the years ending December 31, 2018 and December 31, 2019.

The Merger Agreement contains customary representations, warranties, covenants and indemnities by the parties.

Item 3.02.	Unregistered Sale of Securities.

Pursuant to the Merger Agreement described in Item 2.01 of this Current Report, the Company issued an aggregate of 503,985 shares of common stock, including 52,811 shares held in escrow, in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act.  Each of the holders of capital stock of Practice XYZ has, or will prior to receipt of such shares, represent that it was acquiring such shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Such shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure, Inc.

Dated: November 28, 2017
	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
Senior Vice President, General Counsel and Secretary